Exhibit 10.1

Execution Version

OMNIBUS AGREEMENT

by and among

PLAINS GP HOLDINGS, L.P.,

PAA GP HOLDINGS LLC,

PLAINS ALL AMERICAN PIPELINE, L.P.,

PAA GP LLC,

PLAINS AAP, L.P.,

and

PLAINS ALL AMERICAN GP LLC

TABLE OF CONTENTS

	ARTICLE 1
	DEFINITIONS

1.1	Definitions	1
1.2	Construction	1

	ARTICLE 2
	EXPENSE REIMBURSEMENT

2.1	Reimbursement Obligations	2
2.2	Invoices and Payment	2
2.3	Dispute Regarding Calculation of Costs	2

	ARTICLE 3
	AGREEMENTS RELATED TO GOVERNANCE

3.1	Issuance of PAGP Class C Shares	3
3.2	Further Assurances	3

	ARTICLE 4
	AGREEMENTS RELATED TO ECONOMIC ALIGNMENT

4.1	Intention of the Parties	3
4.2	Agreements with Respect to Future Equity Issuances	4
4.3	Agreements with Respect to Future Debt Financing	5
4.4	Agreements with Respect to Future Transfers of PAA Common Units by PAGP	5
4.5	Agreements Related to Restrictions on AAP Redemptions	5

	ARTICLE 5
	TERMINATION

5.1	Mutual Termination	6
5.2	Renegotiation Upon Trigger Event	6
5.3	Effect of Termination	6

	ARTICLE 6
	MISCELLANEOUS

6.1	Choice of Law; Submission to Jurisdiction	6
6.2	Notices	6

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6.3	Entire Agreement; Supersedure	7
6.4	Effect of Waiver of Consent	7
6.5	Amendment or Modification	7
6.6	Assignment	7
6.7	Counterparts	7
6.8	Severability	7
6.9	Further Assurances	7
6.10	Withholding or Granting of Consent	7
6.11	U.S. Currency	8
6.12	Laws and Regulations	8
6.13	Negation of Rights of Third Parties	8
6.14	Successors	8
6.15	No Recourse Against Officers or Directors	8
6.16	Legal Compliance	8

Exhibit A — Defined Terms

ii

OMNIBUS AGREEMENT

This OMNIBUS AGREEMENT (this “Agreement”) is entered into this 15th day of November, 2016 (the “Effective Date”), by and among Plains GP Holdings, L.P., a Delaware limited partnership (“PAGP”), PAA GP Holdings LLC, a Delaware limited liability company (“PAGP GP”), Plains All American Pipeline, L.P., a Delaware limited partnership (“PAA”), PAA GP LLC, a Delaware limited liability company (“PAA GP”), Plains AAP, L.P., a Delaware limited partnership (“AAP,” together with PAGP, PAGP GP and their direct and indirect subsidiaries (other than members of the GP LLC Group), the “PAGP Entities”) and Plains All American GP LLC, a Delaware limited liability company (“GP LLC,” together with PAA GP, PAA and their direct and indirect subsidiaries (other than AAP), the “GP LLC Group”).  The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.” Capitalized terms not otherwise defined below have the meanings ascribed to such terms as set forth on Exhibit A to this Agreement.

R E C I T A L S

The Parties hereto desire, by their execution of this Agreement, to evidence the terms and conditions pursuant to which (i) PAA will agree to reimburse certain expenses incurred by  the other Parties hereto, (ii) the Parties shall cooperate with respect to certain actions with the goal of maintaining economic alignment between PAA, AAP and PAGP and (iii) the Parties shall cooperate with respect to certain actions with the goal of providing holders of PAA Common Units the right to vote, on a pro rata basis with holders of PAGP Class A Shares and PAGP Class B Shares, on the election of directors of PAGP GP.

A G R E E M E N T S

NOW, THEREFORE, in consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1                               Definitions.  The definitions listed on Exhibit A shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

1.2                               Construction.  Unless the context requires otherwise:  (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation;” and (d) the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement.  The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE 2
EXPENSE REIMBURSEMENT

2.1                               Reimbursement Obligations.

(a)                                 Reimbursement for Expenses.  Subject to Section 4.3, it is contemplated that all direct and indirect expenses of the Parties hereto, other than income taxes payable by PAGP or its subsidiaries (other than PAA and its subsidiaries), incurred from and after the date hereof will be paid by PAA, including, without limitation, obligations to withhold taxes. Except for income taxes of PAGP and its subsidiaries (other than PAA and its subsidiaries), which will be paid solely and exclusively by PAGP or such applicable subsidiary from the funds of PAGP or such subsidiary, subject to the first sentence of this Section 2.1(a), to the extent any Party hereto other than PAA incurs or pays any direct or indirect expenses or expenditures on behalf of any such Party, PAA hereby agrees to reimburse such Party for such expenses and expenditures.  Without limiting the foregoing, PAA hereby agrees to reimburse the other Parties hereto for any expenses and expenditures incurred or paid as a result of PAGP being a publicly traded entity, including expenses associated with (i) compensation for directors of PAGP GP, (ii)  director and officer liability insurance, (iii) listing on the New York Stock Exchange, (iv) investor relations, (v) legal, (vi) tax, (vii) financial advisor services and (viii) accounting.  The aggregate amount payable by PAA to the other Parties hereto pursuant to this Section 2.1(a) with respect to a given period of time shall be referred to herein as the “Expense Reimbursement Fee.”  The obligation of PAA to reimburse the other Parties hereto pursuant to this Section 2.1(a) shall not be subject to any monetary limitation.

(b)                                 Parties’ Intent.  The primary purposes of this Agreement are to maintain effective and efficient management and administrative processes and procedures for the benefit of all Parties, and to maintain economic alignment between PAA, AAP and PAGP.  It is not the intention of the Parties for any Party to receive double reimbursement of any expenses or to generate profit as a result of the reimbursement provisions of this Agreement.

2.2                               Invoices and Payment.  PAA shall reimburse a Party within five (5) days after receipt of an invoice and related support for any Expense Reimbursement Fee from such Party or on such Party’s behalf from any other Party hereto.

2.3                               Dispute Regarding Calculation of Costs.  Should there be a dispute over the calculation of any Expense Reimbursement Fee, or the calculation of any other fee, reimbursement or allocation hereunder, GP LLC, on behalf of PAA, and PAGP GP, on behalf of any other Party hereto, shall first attempt to resolve such dispute, acting diligently and in good faith, using the past practices of such Parties and documentary evidence of costs as guidelines for such resolution.  If GP LLC, on behalf of PAA, and PAGP GP, on behalf of any other Party hereto, are unable to resolve any such dispute within thirty days of the dispute arising, or such additional time as may be reasonable under the circumstances in the sole discretion of GP LLC and PAGP GP, unless the Parties agree to an alternative dispute resolution process, the dispute shall be referred to the Conflicts Committee of PAA and the Conflicts Committee of PAGP for resolution.  The Parties agree that the Conflicts Committee of PAA and the Conflicts Committee of PAGP, respectively, shall have the authority to settle any such dispute, in their sole discretion, recognizing that it is the intent of all Parties that the dispute be resolved on a fair and reasonable basis.

ARTICLE 3
AGREEMENTS RELATED TO GOVERNANCE

3.1                               Issuance of PAGP Class C Shares.  It is the intention of the Parties that the total number of PAGP Class C Shares that are issued by PAGP and reflected as outstanding on the books and records of PAGP shall at all times equal the sum of (x) the number of PAA Common Units outstanding and held by Persons other than AAP and (y) the number of Other PAA Voting Units outstanding and held by Persons other than AAP.  It is also the intention of the Parties that all such issued and outstanding PAGP Class C Shares shall be held by PAA.  Accordingly:

(a)                                 In the event of any issuance of PAA Common Units or Other PAA Voting Units by PAA to any Person other than AAP, PAGP shall promptly issue a corresponding number of PAGP Class C Shares to PAA for no additional consideration.

(b)                                 In the event of any redemption of AAP Class A Units for PAA Common Units in accordance with Section 7.11 of the AAP Partnership Agreement, PAGP shall promptly issue a number of PAGP Class C Shares to PAA equal to the number of PAA Common Units distributed by AAP in redemption of such AAP Class A Units for no additional consideration. In the event of any other transfer of PAA Common Units by AAP or PAGP, which results in PAGP or AAP not directly or indirectly owning such PAA Common Units, PAGP shall promptly issue a number of PAGP Class C Shares to PAA equal to the number of PAA Common Units so transferred for no additional consideration.

(c)                                  In the event of any repurchase, forfeiture or cancellation of any PAA Common Units or Other PAA Voting Unit (other than any PAA Common Units or Other PAA Voting Units held by AAP), then PAA shall promptly surrender to PAGP for cancellation a corresponding number of PAGP Class C Shares for no additional consideration.

(d)                                 PAGP shall not, without the prior consent of PAA, issue to any Person other than PAA, any PAGP Class C Shares.  PAA shall not, without the prior consent of PAGP, transfer to any Person any PAGP Class C Shares.

3.2                               Further Assurances.  To the extent that, notwithstanding the Parties’ compliance with the covenants in Section 3.1 and the covenants set forth in Section 4.7 of the Simplification Agreement the total number of PAGP Class C Shares that are issued by PAGP and reflected as outstanding on the books and records of PAGP do not equal the number of PAA Common Units outstanding and held by Persons other than AAP, the Parties shall cooperate and use reasonable best efforts to effectuate the intent of Section 3.1.

ARTICLE 4
AGREEMENTS RELATED TO ECONOMIC ALIGNMENT

4.1                               Intention of the Parties.  It is the intention of the Parties that (a) the total number of PAGP Class A Shares that are issued by PAGP and reflected as outstanding on the books and records of PAGP shall at all times equal the number of AAP Class A Units held by PAGP and its wholly owned subsidiaries and (b) the number of PAA Common Units held by AAP shall at all times equal the sum of (i) the total number of AAP Class A Units that are issued by AAP and reflected as outstanding on the books and records of AAP and (ii) the number of AAP Class A

Units that are issuable to the holders of AAP Vested Units and AAP Earned Units (upon vesting thereof) in connection with the conversion of such units pursuant to Section 7.10 of the AAP Partnership Agreement.

4.2                               Agreements with Respect to Future Equity Issuances.

(a)                                 Issuances of PAGP Class A Shares in Offerings.  In connection with any future public or private offering and sale of PAGP Class A Shares (each offering, a “PAGP Offering”) by PAGP:

(i)                                     AAP agrees to issue and sell to PAGP, and PAGP agrees to purchase from AAP, a number of AAP Class A Units equal to the number of PAGP Class A Shares sold in such PAGP Offering. The price to be paid by PAGP for the AAP Class A Units purchased in connection with the sale of PAGP Class A Shares in any PAGP Offering will be the net proceeds (after deducting underwriting or selling discounts or commissions and any other fees and expenses) received by PAGP for the sale of PAGP Class A Shares therein (such aggregate amount, the “Offering Proceeds”); and

(ii)                                  Immediately following the purchase and sale of the AAP Class A Units in accordance with Section 4.2(a)(i), PAA agrees to issue and sell to AAP, and AAP agrees to purchase from PAA, a number of PAA Common Units equal to the number of AAP Class A Units sold in the purchase and sale contemplated by Section 4.2(a)(i).  The price to be paid by AAP for the PAA Common Units purchased in connection with the sale of AAP Class A Units in accordance with Section 4.2(a)(i) will be the Offering Proceeds.

(b)                                 Issuances of PAGP Class A Shares pursuant to Employee Benefit Plans.  If PAGP (or PAGP GP on behalf of PAGP) makes any award of PAGP Class A Shares or Derivative Shares in connection with any Employee Benefit Plans:

(i)                                     AAP agrees to issue and sell to PAGP, and PAGP agrees to purchase from AAP, upon the earlier of the issuance of any such PAGP Class A Shares or the exercise or vesting of such Derivative Shares, a number of AAP Class A Units equal to the number of PAGP Class A Shares issued pursuant to such award (after any applicable netting for tax withholding purposes), for such consideration, if any, received by PAGP from the recipient of any such award (the “Award Consideration”); and

(ii)                                  Immediately following the issuance and sale of AAP Class A Units in accordance with Section 4.2(b)(i), PAA agrees to issue and sell to AAP, and AAP agrees to purchase from PAA, a number of PAA Common Units equal to the number of AAP Class A Units issued pursuant to Section 4.2(b)(i), for the applicable Award Consideration, if any.

(c)                                  Issuances of AAP Class A Units upon AAP Class B Units becoming Earned; Forfeitures on Forfeiture of AAP Class B Units.

(i)                                     If, after the date of this Agreement, any AAP Class B Unit issued and outstanding as of the date of this Agreement that is not an AAP Earned Unit as of the date of this Agreement becomes an AAP Earned Unit in accordance with the AAP Partnership Agreement, PAA shall issue to AAP a number of PAA Common Units equal to the product of

(x) the number of AAP Class B Units that have become AAP Earned Units multiplied by (y) the Stipulated Conversion Factor, for no additional consideration.

(ii)                                  If, after the date of this Agreement, any AAP Class B Unit that is an AAP Earned Unit is forfeited pursuant to the terms of the applicable Class B Restricted Unit Agreement or otherwise cancelled by AAP (other than in connection with any conversion of such AAP Class B Units into AAP Class A Units in accordance with Section 7.10 of the AAP Partnership Agreement), then AAP shall promptly surrender to PAA for cancellation, for no additional consideration and effective as of the date of such forfeiture or cancellation, a number of PAA Common Units equal to the product of (x) the number of AAP Class B Units so forfeited or cancelled multiplied by (y) the Stipulated Conversion Factor.

4.3                               Agreements with Respect to Future Debt Financing.

(a)                                 In connection with any future incurrence of indebtedness by PAGP, as permitted by Section 7.6 of the PAA Partnership Agreement, PAGP may lend the proceeds of such indebtedness to AAP, which shall then lend the proceeds to PAA, in each case on substantially the same terms (including with respect to interest expenses and fees) as the terms on which PAGP incurred the indebtedness.

(b)                                 In the event that PAGP elects to lend the proceeds of indebtedness it incurs in accordance with Section 4.3(a), PAA shall reimburse any fees and expenses incurred by PAGP and AAP in connection with the incurrence of such indebtedness; provided, however, that PAA’s reimbursement obligations to each of PAGP and AAP shall be net of amounts paid to PAGP by AAP, and to AAP by PAA, as fees and expenses (including interest expenses) of the borrowings in accordance with Section 4.3(a).  PAA shall have no obligation pursuant to this Section 4.3(b) to reimburse (directly or through AAP) or otherwise bear any fees or expenses more than one time.

(c)                                  PAA shall have no obligation pursuant to this Agreement (including Section 2.1) to reimburse the fees and expenses, including interest expenses, incurred by PAGP in connection with any indebtedness incurred by PAGP other than indebtedness incurred to fund loans to AAP and PAA in accordance with Section 4.3(a).

4.4                               Agreements with Respect to Future Transfers of PAA Common Units by PAGP.  PAGP shall not, and shall not permit any of its subsidiaries (including AAP) to, directly or indirectly transfer to any Person, any PAA Common Units if the effect of such transfer would be to decrease PAGP’s direct or indirect economic interest in such PAA Common Units unless, in connection with such transfer, PAGP promptly redeems a corresponding number of PAGP Class A Shares for the same consideration received by PAGP upon the transfer of such PAA Common Units.  For the avoidance of doubt, any redemption of AAP Class A Units in exchange for PAA Common Units in accordance with Section 7.11 of the AAP Partnership Agreement shall not result in a decrease in PAGP’s direct or indirect economic interest in PAA Common Units and shall be permitted by this Section 4.4.

4.5                               Agreements Related to Restrictions on AAP Redemptions.  Until the first anniversary of the date of this Agreement, without the prior written consent of PAA, AAP shall not and GP LLC shall not and shall not permit AAP to, waive or amend any of the restrictions set forth in Section 7.11(g) of the AAP Partnership Agreement.

ARTICLE 5
TERMINATION

5.1                               Mutual Termination.  Except as set forth in Section 5.2, this Agreement shall remain in full force and effect until terminated by mutual agreement of all Parties hereto.

5.2                               Renegotiation Upon Trigger Event.  Upon the occurrence of any Trigger Event, each of the Parties hereto shall negotiate in good faith with respect to the necessity and appropriateness of any amendments to this Agreement necessary to preserve, to the extent possible, the original intention of the Parties to maintain economic and governance alignment between PAA, PAGP and AAP.  If, following 60 days of such good faith negotiations (or any shorter period of time agreed by the Parties), the Parties are unable to agree on the necessary amendments to this Agreement or that no such amendments are necessary, then either PAA (on behalf of the GP LLC Parties) or PAGP (on behalf of the PAGP Entities) may, subject to Section 5.3, terminate this Agreement by written notice to the other Parties.

5.3                               Effect of Termination.  Section 4.2(c), this Section 5.3 and any accrued but unpaid reimbursement obligations under Article 2 shall survive any termination in accordance with this Article 5 until all obligations thereunder are satisfied or unless the Parties mutually agree otherwise.  Notwithstanding the foregoing, in the event that this Agreement is terminated pursuant to Section 5.2, each Party (other than PAA) shall within five (5) days after termination of this Agreement refund to PAA (or reimburse PAA for) (a) any Expense Reimbursement Fee paid by PAA on or after the occurrence of any Trigger Event, and (b) any interest expense incurred by PAA attributable to the Expense Reimbursement Fee described in Section 4.3(b). Article 6 shall survive any termination of this Agreement unless the Parties mutually agree otherwise.

ARTICLE 6
MISCELLANEOUS

6.1                               Choice of Law; Submission to Jurisdiction.  This Agreement shall be subject to and governed by the laws of the State of Texas.  Each Party hereby submits to the exclusive jurisdiction of the state and federal courts in the State of Texas and to exclusive venue in Houston, Harris County, Texas.

6.2                               Notices.  All notices or requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given (a) by depositing same in the United States mail, addressed to the Party to be notified, postpaid, and registered or certified with return receipt requested, (b) by delivering such notice in person or (c) by facsimile to such Party.  Notice given by personal delivery or mail shall be effective upon actual receipt.  Notice given by facsimile shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours.  All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below such Party’s signature to this

Agreement, or at such other address as such Party may stipulate to the other Parties by notice given in the manner provided in this Section 6.2.

6.3                               Entire Agreement; Supersedure.  This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements among the Parties, whether oral or written, relating to the matters contained herein.

6.4                               Effect of Waiver of Consent.  No Party’s express or implied waiver of, or consent to, any breach or default by any Party in the performance by such Party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Party of the same or any other obligations of such Party hereunder.  Failure on the part of a Party to complain of any act of any Party or to declare any Party in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitations period has run.

6.5                               Amendment or Modification.  This Agreement may be amended or modified from time to time only by the agreement of all the Parties affected by any such amendment; provided, however, that PAGP and PAA may not, without the prior approval of the Conflicts Committee of PAGP or the Conflicts Committee of PAA, as applicable, agree to any amendment or modification of this Agreement that, in the reasonable discretion of PAGP GP or PAA GP, as applicable, will materially and adversely affect the holders of equity interests of PAGP or PAA, as applicable.

6.6                               Assignment.  No Party shall have the right to assign or delegate its rights or obligations under this Agreement without the consent of the other Parties.

6.7                               Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.

6.8                               Severability.  If any provision of this Agreement or the application thereof to any Party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

6.9                               Further Assurances.  In connection with this Agreement and all transactions contemplated by this Agreement, and prior to the termination of this Agreement in accordance with its terms, each Party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.  The Parties further agree that, prior to the termination of this Agreement in accordance with its terms, no Party shall amend or consent to any amendment of the organizational documents of any Party that would be inconsistent with the agreements in this Agreement, without the prior written consent of the Parties.

6.10                        Withholding or Granting of Consent.  Unless the consent or approval of a Party is expressly required not to be unreasonably withheld (or words to similar effect), each Party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

6.11                        U.S. Currency.  All sums and amounts payable or to be payable pursuant to the provisions of this Agreement shall be payable in coin or currency of the United States of America that, at the time of payment, is legal tender for the payment of public and private debts in the United States of America.

6.12                        Laws and Regulations.  Notwithstanding any provision of this Agreement to the contrary, no Party hereto shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such Party to be in violation of any applicable law, statute, rule or regulation.

6.13                        Negation of Rights of Third Parties.  The provisions of this Agreement are enforceable solely by the Parties, and no limited partner of PAGP or PAA or other Person shall have the right to enforce any provision of this Agreement or to compel any Party to comply with the terms of this Agreement.

6.14                        Successors.  This Agreement shall bind and inure to the benefit of the Parties and to their respective successors and assigns.

6.15                        No Recourse Against Officers or Directors.  For the avoidance of doubt, the provisions of this Agreement shall not give rise to any right of recourse against any officer or director of PAGP, PAGP GP, PAA, AAP, PAA GP or GP LLC.

6.16                        Legal Compliance.  The Parties acknowledge and agree that this Agreement, and all services provided under this Agreement, are intended to comply with any and all laws and legal obligations and that this Agreement should be construed and interpreted with this purpose in mind. In this regard, the Parties specifically agree as follows:

(a)                                 The Parties will comply with all equal employment opportunity requirements and other applicable employment laws. Where a joint or combined action is required by the law in order to comply with an employment obligation, the Parties will cooperate fully and in good faith to comply with the applicable obligation.

(b)                                 The Parties agree that they will adhere to the Fair Labor Standards Act of 1938, as amended, any comparable state law and any law regulating the payment of wages or compensation.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written, to be effective as of the Effective Date.

PAA GP HOLDINGS LLC

By:	/s/ Richard McGee
Name:	Richard McGee
Title:	Executive Vice President, General Counsel and Secretary

PLAINS GP HOLDINGS, L.P.

By: PAA GP Holdings LLC, its general partner

By:	/s/ Richard McGee
Name:	Richard McGee
Title:	Executive Vice President, General Counsel and Secretary

PLAINS ALL AMERICAN GP LLC

By:	/s/ Richard McGee
Name:	Richard McGee
Title:	Executive Vice President, General Counsel and Secretary

PLAINS AAP, L.P.

By: Plains All American GP LLC, its general partner

By:	/s/ Richard McGee
Name:	Richard McGee
Title:	Executive Vice President, General Counsel and Secretary

SIGNATURE PAGE TO OMNIBUS AGREEMENT

PAA GP LLC

By: Plains AAP, L.P., its sole member
By: Plains All American GP LLC, its general partner

By:	/s/ Richard McGee
Name:	Richard McGee
Title:	Executive Vice President, General Counsel and Secretary

PLAINS ALL AMERICAN PIPELINE, L.P.

By: PAA GP LLC, its general partner
By: Plains AAP, L.P., its sole member
By: Plains All American GP LLC, its general partner

By:	/s/ Richard McGee
Name:	Richard McGee
Title:	Executive Vice President, General Counsel and Secretary

Address for Notice for all Parties:

333 Clay Street, Suite 1600
Houston, Texas 77002
Facsimile No.: (713) 646-4313

SIGNATURE PAGE TO OMNIBUS AGREEMENT

Exhibit A

DEFINED TERMS

“AAP” shall have the meaning set forth in the Preamble.

“AAP Class A Units” means Class A Units (as defined in the AAP Partnership Agreement) representing limited partner interests in AAP.

“AAP Class B Units” means Class B Units (as defined in the AAP Partnership Agreement) representing limited partner interests in AAP.

“AAP Earned Unit” means an “Earned Unit” as defined in the AAP Partnership Agreement.

“AAP Partnership Agreement” means the Eighth Amended and Restated Limited Partnership Agreement of AAP, dated as of the date hereof, as it may be amended, modified, or supplemented from time to time.

“AAP Vested Unit” means a “Vested Unit” as defined in the AAP Partnership Agreement.

“Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” shall mean this Omnibus Agreement, as it may be amended, modified, or supplemented from time to time.

“Award Consideration” shall have the meaning set forth in Section 4.2(b)(i).

“Class B Restricted Unit Agreement” has the meaning given to such term in the AAP Partnership Agreement.

“Conflicts Committee” has the definition of such committee in the partnership agreements of PAA and PAGP, as applicable.

“Derivative Shares” means any options, rights, warrants, appreciation rights, tracking, profit or phantom interests or other derivative securities relating to, convertible into or exchangeable for PAGP Class A Shares.

“Effective Date” shall have the meaning set forth in the Preamble.

“Employee Benefit Plan” means a plan, contract or arrangement providing for the issuance of partnership interests in PAGP or any options, rights, warrants and appreciation rights relating to partnership interests in PAGP to or for the benefit of employees or directors of PAGP or any of its Affiliates.

“Expense Reimbursement Fee” shall have the meaning set forth in Section 2.1(a).

“GP LLC” shall have the meaning set forth in the Preamble.

“GP LLC Group” shall have the meaning set forth in the Preamble.

“Offering Proceeds” shall have the meaning set forth in Section 4.2(a).

”Other PAA Voting Units” means any limited partner interest in PAA that is generally entitled to vote together with the PAA Common Units as a class pursuant to the PAA Partnership Agreement (as amended from time to time), including the PAA Series A Preferred Units.  The number of Other PAA Voting Units considered outstanding from time to time for purposes of this Agreement shall, (a) with respect to the PAA Series A Preferred Units, equal the number of PAA Common Units issuable as of such time assuming the conversion of all outstanding PAA Series A Preferred Units at the then applicable Series A Conversion Rate (as such term is defined in the PAA Partnership Agreement) and (b) with respect to any other class of limited partner interest, equal the number of PAA Common Units as would have the same voting power, in the aggregate, as all of the then outstanding limited partner interests in such other class of limited partner interest.

“PAA” shall have the meaning set forth in the Preamble.

“PAA Common Units” means common units representing limited partner interests in PAA and having the rights and obligations specified in the PAA Partnership Agreement.

“PAA GP” shall have the meaning set forth in the Preamble.

“PAA Partnership Agreement” means the Sixth Amended and Restated Agreement of Limited Partnership of PAA, dated as of the date hereof, as it may be amended, modified or supplemented from time to time.

“PAA Series A Preferred Unit” means a Series A Preferred Unit representing a limited partner interest in PAA and having the rights and obligations specified in the PAA Partnership Agreement.

“PAGP” shall have the meaning set forth in the Preamble.

“PAGP Class A Shares” means Class A Shares representing limited partner interests in PAGP, having the rights and preferences of “Class A Shares” as contemplated by the PAGP Partnership Agreement.

“PAGP Class B Shares” means Class B Shares representing limited partner interests in PAGP, having the rights and preferences of “Class B Shares” as contemplated by the PAGP Partnership Agreement.

“PAGP Class C Shares” means Class C shares representing limited partner interests in PAGP, having the rights and preferences of “Class C Shares” as contemplated by the PAGP Partnership Agreement.

“PAGP Entities” shall have the meaning set forth in the Preamble.

“PAGP GP” shall have the meaning set forth in the Preamble.

“PAGP Offering” shall have the meaning set forth in Section 4.2(a).

“PAGP Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of PAGP, dated as of the date hereof, as it may be amended, modified, or supplemented from time to time.

“Party” shall mean any one of the Persons that executes this Agreement.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Simplification Agreement” means that certain Simplification Agreement, by and among the Parties hereto, dated as of July 11, 2016, as it may be amended, modified or supplemented from time to time.

“Stipulated Conversion Factor” means 0.9413316.

“Transactions” has the meaning given such term in the Simplification Agreement.

“Trigger Event” means any of the following (i) PAGP GP ceasing to own, directly or indirectly, all of the outstanding general partner interests in, and ceasing to act as the general partner of PAGP, (ii) PAGP or an Affiliate ceasing to own, directly or indirectly, all of the outstanding equity interests in and ceasing to act as the sole member or manager of, GP LLC, (iii) GP LLC or an Affiliate ceasing to own, directly or indirectly, all of the outstanding general partner interests in, and ceasing to act as the general partner of AAP, (iv) AAP or an Affiliate ceasing to own, directly or indirectly, all of the outstanding equity interests in, and ceasing to act as the sole member or manager of, PAA GP, (v) PAA GP or an Affiliate ceasing to own, directly or indirectly, all of the outstanding general partner interests in, and ceasing to act as as the general partner of PAA, (vi) PAGP or any of its subsidiaries (including AAP) other than PAA and its subsidiaries (A) engaging in any business or operations other than the direct and indirect investment in and management of PAA and its subsidiaries, (B) making any investment in any Person other than any direct or indirect investment in PAA and its subsidiaries or (C) incurring any liabilities other than those resulting from its investment in and management of PAA and permitted by this Agreement (including any borrowings the proceeds of which are then loaned to PAA pursuant to Section 4.3), other than, in the case of any of clauses (A) through (C), any business, operations, investment or liability that is immaterial in its nature or amount or (vii) any other event that materially frustrates the intention of the Parties set forth in Section 3.1 or Section 4.1 hereof.